U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     REPORT PURSUANT TO SECTION 13 OR 15 (d)
                 CURRENT OF THE SECURITIES EXCHANGE ACTS OF 1934

          Date of Report (date of earliest event reported April 5, 2001


                                     0-30583
                        ---------------------------------
                            (Commission File Number)


                           THAON COMMUNICATIONS, INC.
                         -------------------------------
        (Exact Name of small business issuer as Specified in its Charter)

                                     Nevada
             -------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-30583                                           87-0622329
       -------                                           ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


        1543 West Olympic Boulevard, Sixth Floor, Los Angeles, Ca. 90015
        ----------------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)


                                 (213) 252-7050
                                 --------------
                 Issuer's Telephone Number, Including Area Code


         11300 West Olympic Boulevard, Suite 730, Los Angeles, Ca. 90064
         ---------------------------------------------------------------
           (former Name or Former Address, Changed Since Last Report)

Item 5.  Other Events.

         Effective April 5, 2001, two directors of Registrant, Roy U. Rayo and Leodajario Q. Tan, Jr., were removed as directors in order to allow for the appointment of the Presidents of two of Registrant's subsidiaries as directors of Registrant. Geno Brunton, President of Castpro.com, LLC, and Doug Mondo, President of Legal Broadcast Company (see below), were appointed as directors of Registrant.

         On April 10, 2001, Registrant consummated the acquisition of all of the outstanding stock of Legal Broadcast Company in exchange for 1,000,000 shares of Series B convertible preferred stock.

LBC provides law firms, corporations and insurance companies with quality, consistency, and reliability in the creation, review, storage, and presentation of video, particularly the video documentation and storage of legal depositions. The legal video production business is a rapidly expanding market with substantial profit margins and limited competition. LBC has initiated an aggressive roll up plan, which utilizes Thaon's subsidiary Castpro.com live streaming technologies as a mechanism for expanding LBC's revenue base.

LBC offers products that utilize cost and time saving technologies that provide real time interactivity and allow attorneys to view legal events such as depositions, hearings, and trials remotely over the Internet. Combined with their current growing book of business and an aggressive roll up plan, LBC intends to securely maintain its role as the industry leader. In addition, to the seasoned management team and current revenue base, Thaon's management was attracted to the opportunity for the company's future growth by incorporating use of live and VOD web casting capabilities, making it an attractive sibling to CastPro.com.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Thaon Communications, Inc.


Dated: April 20, 2001                       By: /s/ Pearl Asencio
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                                                     Pearl Asencio